Exhibit 5.1

April 23, 2020

[Letterhead of]

ELKINS KALT WEINTRAUB REUBEN GARTSIDE LLP

BJ’s Restaurants, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for BJ’s Restaurants, Inc., a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of the Company’s common stock, no par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”); (iii) warrants of the Company (the “Warrants”) to purchase any Securities (as defined below) other than Warrants; (iv) depositary shares of the Company (the “Depositary Shares”) representing fractional or multiple shares of Preferred Stock; and (v) units of the Company (the “Units”) representing a combination of one or more Securities (as defined below) other than Units. The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, and the Units are collectively referred to herein as the “Securities” and individually as a “Security.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Articles of Incorporation, as amended, of the Company; (b) the Bylaws, as amended, of the Company; (c) resolutions adopted by the board of directors of the Company (the “Board”) on or about April 23, 2020; and (d) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any deposit agreement, warrant agreement, or Unit will be governed by the laws of the State of California; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1.    with respect to the Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering, and related matters, of the Common Stock in conformity with the Articles of Incorporation, as amended, of the Company and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Common Stock will be validly issued, fully paid and nonassessable;

2.    with respect to the Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters in conformity with the Articles of Incorporation, as amended, of the Company, including the adoption of a Certificate of Determination relating to such Preferred Stock (a “Certificate of Determination”) and the filing of such Certificate of Determination with the Secretary of State of the State of California, (B) such Certificate of Determination has been properly filed with the Secretary of State of the State of California and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Preferred Stock will be validly issued, fully paid and nonassessable;

3.    with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants has been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, (C) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for Depositary Shares, the actions described in paragraph 4 below have been taken, and (F) if such Warrants are exercisable for Units, the actions described in paragraph 5 below have been taken and (G) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Warrants will be validly issued and will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

4.    with respect to the Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters, (B) a deposit agreement or agreements relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company, the depositary appointed by the Company and each other party thereto, (C) the Certificate of Determination for the related series of Preferred Stock has been properly filed with the Secretary of State of the State of California, (D) certificates representing shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein and (E) the Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

5.    with respect to the Units, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (B) a unit agreement or agreements relating to the Units have been duly authorized and validly executed and delivered by the Company, a unit agent appointed by the Company and each other party thereto, (C) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1 above have been taken, (D) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 2 above have been taken, (E) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 3 above have been taken, (F) if such Units relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken, (G) the Units or certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate unit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Units will be validly issued and will constitute valid and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

We are admitted to practice only in the State of California and express no opinion as to matters governed by any laws other than the laws of the State of California, and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ ELKINS KALT WEINTRAUB REUBEN GARTSIDE LLP